                    Exhibit 10.2

Allergan Pharmaceuticals International Limited Clonshaugh Business & Technology Park Dublin 17 D17 E400, Ireland www.allergan.com

December 5, 2022

Exicure, Inc. (via certified mail)
8045 Lamon Avenue, Suite 410
Skokie, IL 60077
Attn: CFO

Re:    The Collaboration, Option and License Agreement between Exicure, Inc. and Allergan Pharmaceuticals International Limited

To Whom It May Concern:

Reference is made to the Collaboration, Option and License Agreement (the “Agreement”) dated November 13, 2019, between Exicure, Inc. (“Exicure”) and Allergan Pharmaceuticals International Limited (“Allergan”). Unless otherwise specified, capitalized terms used in this letter agreement shall have the meanings ascribed to such terms in the Agreement.

Upon the countersignature of this letter agreement by Exicure, Allergan and Exicure hereby agree as follows:

1.Allergan has terminated the Agreement pursuant to Section 9.2, effective immediately.

2.Exicure, along with its affiliates and any surviving companies, hereby grants to Allergan all rights to any and all Collaboration Technology, including any Collaboration Know-How and Collaboration Patents.

3.Exicure shall transfer to Allergan all data, including electronic data, information, and reports made or generated by Exicure in the course of performing activities under the Development Plan.

4.Exicure grants to Allergan all rights to transfer, publish, present, or otherwise publicly disclose any Collaboration Technology and data made or generated by Exicure in the course of performing activities under the Development Plan.

5.As a consequence of the termination of the Agreement, Allergan’s right and option to obtain a sublicense to any Exicure Rights as defined in the Northwestern Side Agreement is hereby terminated. Allergan and Exicure acknowledge and agree that Allergan has not exercised its option to obtain a sublicense to any Exicure Rights and Exicure confirms that neither Exicure nor its Affiliates have ever transferred, shared, or disclosed to Allergan any Exicure Rights as defined therein. Allergan acknowledges and agrees that it was never a sublicensee of any Exicure Rights.

6.With respect to any Exicure Third Party Agreements, including but not limited to the Northwestern Agreements between Northwestern and Exicure, Exicure acknowledges that Section 6.17 of the Agreement survives termination of the Agreement pursuant to which Exicure shall remain solely responsible for all payments under any Exicure Third Party Agreements. Exicure further acknowledges that, among others, Section 11.1(f) of the Agreement survives termination of the Agreement and provides that, subject to the other provisions of Article 11, Exicure shall indemnify Allergan for any breach by Exicure or its Affiliates of any Exicure Third Party Agreements. Exicure shall be responsible for any and all remaining obligations arising from any Exicure Third Party Agreements, including but not limited to the Northwestern Agreements.

7.All other remaining rights and obligations under the Agreement are hereby terminated. In the event that those surviving provisions conflict with this letter, the terms of this letter shall control.

8.Each Party, on behalf of themselves, and their respective heirs, successors and assigns, hereby fully, completely and finally waive, release, remise, acquit, and forever discharge and covenant not to sue the other Party, as well as the other Parties’ respective officers, directors, shareholders, employees, successors, representatives, and agents with respect to any and all claims, demands, suits, manner of obligation, debt, liability, tort, covenant, contract, or causes of action of any kind whatsoever, at law or in equity, including without limitation, all claims and causes of action arising out of or in any way relating to the Agreement. The Parties warrant and represent that they have not assigned or otherwise transferred any claim or cause of action released by this letter agreement.

If Exicure agrees with the foregoing, please sign and return to the undersigned one copy of this letter agreement, which upon execution by all of the parties below shall constitute our agreement among all of the signatories to this letter agreement with respect to its subject matter. This letter agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same agreement. Each party acknowledges that an original signature or a copy thereof transmitted by facsimile or by PDF will constitute an original signature for the purpose of this letter agreement.

[Signature Page Follows]

Sincerely,

ALLERGAN PHARMACEUTICALS INTERNATIONAL LIMITED

By: ____/s/ Mark Hildebrand _________________________

Name: ___Mark Hildebrand ________________________________

Title: ____Director________________________________

Date: ____December 1, 2022________________________________

Accepted and agreed:

EXICURE, INC.

By: _____/s/ Matthias Schroff _________________________________

Name: ____Matthias Schroff _______________________________

Title: _____CEO______________________________________________

Date: _____December 13, 2022_______________________________